SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                            Reported) August 28, 1996


         FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC., (as depositor under the Pooling and Servicing Agreement, dated as of August 1, 1996, which forms FURST Home Equity Loan Trust 1996-1, which will issue Series 1996-1 Home Equity Loan Asset-Backed Certificates).


            FIRST UNION RESIDENTIAL SECURITIZATION TRANSACTIONS, INC.
             (Exact name of registrant as specified in its charter)



        North Carolina                 333-3574               56-1967773
(State or Other Jurisdiction         (Commission           (I.R.S. Employer
       of Incorporation)             File Number)          Identification #)



301 South College Street
Charlotte, North Carolina                                       28202
(Address of Principal                                         (Zip Code)
  Executive Offices)


Registrant's telephone number, including area code 704-383-3624


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Item 5. Other Events

       On August 28, 1996, the Registrant caused the issuance and sale of approximately $157,259,000 initial principal amount of Home Equity Loan Asset-Backed Certificates, Series 1996-1, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B and Class R (collectively, the "Certificates") pursuant to a Pooling and Servicing agreement dated as of August 1, 1996, among the Registrant, First Union National Bank of North Carolina, as seller and master servicer, First Union National Bank of North Carolina, Trust Department, as document custodian, and Norwest Bank Minnesota, National Association, as trustee.




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Item 7.  Financial Statements, Pro Forma Financial
                  Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits

         The  following  exhibits  are  filed  herewith.   The  exhibit  numbers
         correspond with Item 601(b) of Regulation S-K.

         3.1 Amended Articles of Incorporation of First Union Residential Securitization Transactions, Inc.

         3.2 Amended and Restated Bylaws of First Union Residential Securitization Transactions, Inc.

         4        Pooling and Servicing Agreement for Home Equity
                  Loan Asset-Backed Certificates, Series 1996-1

         8        Opinion of Moore & Van Allen, PLLC as to tax matters



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on it's behalf by the undersigned hereunto duly authorized.

                                    FIRST UNION SECURITIZATION
                                    TRANSACTIONS, INC.



                                    By:  /s/ Patrick J. Tadie
                                         Name:  Patrick J. Tadie
                                         Title: Vice President

Dated:  August 31, 1996


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                                  Exhibit Index

         Exhibit                                                        Page

         3.1      Amended Articles of Incorporation of First
                  Union Residential Securitization Transactions,
                  Inc.

         3.2 Amended and Restated Bylaws of First Union Residential Securitization Transactions, Inc.

         4 Pooling and Servicing Agreement for Home Equity Loan Asset-Backed Certificates, Series 1996-1

         8 Opinion of Moore & Van Allen, PLLC as to tax matters



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